___________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – DECEMBER 11, 2015

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

131 Bloor Street West, Suite 200/372
Toronto, Ontario, Canada M5S 1R8
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 11, 2015, the Board of Directors of Epcylon Technologies, Inc., a corporation organized under the laws of the State of Nevada (the "Company") authorized an initial and first closing of its private placement offering (the “Private Placement Offering”). The Private Placement Offering involves the offer and sale of up to 40 convertible debenture units at a purchase price of $25,000 each (the “Convertible Debenture Unit”), with each Convertible Debenture Unit consisting of a $25,000 further convertible debenture convertible at $0.20 per share into shares of common stock of the Company plus a one-half warrant, which warrant is valid for 24 months from the closing date exercisable at $0.30 convertible into one common share.

The Company received and executed those certain subscription agreements (collectively, the Subscription Agreements”), from those certain investors respecting the purchase of nine Units representing $225,000 in gross proceeds (collectively, the “Investors”).

The Convertible Debenture Units were issued in private transactions to the Investors, all of which are non-United States residents, in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The Convertible Debenture Units have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The Investors acknowledged that the Convertible Debenture Units to be issued have not been registered under the Securities Act and that they understood the economic risk of an investment in the securities.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Business Acquired.

Not applicable.

(b)     Pro forma Financial Information.

Not applicable.

(c)     Shell Company Transaction.

Not applicable.

(d)     Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.

DATE: December 11, 2015	/s/ Kyle Appleby
Name: Kyle Appleby
Title: Chief Financial Officer